Item 4 (ccc)
                            INCOME BENEFIT RIDER


This Rider is made a part of the contract to which it is attached.

DEFINITIONS.

        Capitalized terms not defined herein have the meanings given to them in the Contract.

        Income Base: If the Rider is issued with the Contract, and a Step-Up in the Income Base has not occurred, the Income Base as of any given day prior to the Income Benefit Date is equal to:

 1) the total of all Purchase Payments received that are allocated to the Sub-Accounts, except the Money Market Sub-Account; plus

 2) amounts transferred to the Sub-Accounts, except the Money Market Sub-Account; plus

 3) daily interest earned at the rate of 6% per annum; less 4) deductions in proportion to decreases in the value of the Sub-Accounts, except the Money Market Sub-Account, due to transfers or surrenders.

        If the Rider is issued after the Contract is issued, or if a Step-Up in the Income Base has occurred, the Income Base as of any given day prior to the Income Benefit Date is equal to:

1) the value of the Sub-Accounts, except the Money Market Sub-Account, on the date the Rider is issued or on the date the most recent Step-Up occurred; plus

2) all Purchase Payments received after that date that are allocated to the Sub-Accounts, except the Money Market Sub-Account; plus

3) amounts transferred after that date to the Sub-Accounts, except the Money Market Sub-Account; plus

4)         daily interest earned at the rate of 6% per annum; less

5)         deductions   in   proportion   to  decreases  in  the  value  of  the
           Sub-Accounts, except the Money Market Sub-Account, due to transfers or surrenders after that date.

        For purposes of calculating the Income Base, a deduction in proportion to a decrease in the value of the Sub-Accounts (except the Money Market Sub-Account) is an amount equal to the percentage reduction in the value of the Sub-Accounts as of the date of the decrease multiplied by the Income Base as of the date of the decrease.

        Income Benefit: The Income Benefit is equal to the Income Benefit Value (expressed in thousands of dollars and after deduction of any applicable fees and charges, loans, or premium tax or other taxes) multiplied by the amount of the periodic payment per $1,000 of value obtained from the settlement option table for the settlement option selected. The available settlement options and the settlement option tables are set forth in the Settlement Options section of this Rider.

        Income Benefit Date: The first day of the initial payment interval for which the Income Benefit is paid. In no event may the Income Benefit Date be later than the Contract Anniversary following the owner's 85th birthday. In addition, if the owner is living, the Income Benefit Date may not be earlier than the tenth anniversary of the Rider issue date, or, if a Step-Up has occurred, the tenth Contract Anniversary following the most recent Step-Up in the Income Base. If the owner has died and a death benefit is payable under the Contract, the Income Benefit Date may be no later than one year after the date of death of the owner.

  Income Benefit Value:  The Income Benefit Value on any given day is equal to:

1)         the Income Base on that day; plus

2) the value of the Fixed Account Options and the Money Market Sub-Account on that day.

        Step-Up: . The owner may elect to increase, i.e. Step-Up, the Income Base to equal the value of the Sub-Accounts, except the Money Market
Sub-Account, on any Contract Anniversary through the Contract Anniversary following the owner's 75th birthday. An election to Step-Up the Income Base must be made within thirty (30) days after the Contract Anniversary on which the Step-Up is to occur.


MAXIMUM ISSUE DATE. This Rider may not be issued after the owner's 75th birthday.

PAYMENT OF INCOME BENEFIT. The owner may elect to receive the Income Benefit if an election is made prior to the Income Benefit Date and prior to the Annuity Commencement Date under the Contract.

        If a death benefit becomes payable under the Contract, the beneficiary may elect to receive the Income Benefit, unless the owner made an irrevocable election as to the form of death benefit prior to his or her death. The beneficiary must make an election to receive the Income Benefit prior to the Income Benefit Date and prior to the Death Benefit Commencement Date under the Contract.

        Only one Income Benefit will be paid under this Rider. If the Income Benefit is paid, it will be in lieu of all other benefits under the Contract.

SETTLEMENT OPTIONS. The forms of settlement options available under this Rider are described below. The first payment under any settlement option will be paid as of the first day of the initial payment interval.

Life Annuity: We will make periodic fixed dollar benefit payments until the death of the person on whose life benefit payments are based.

Life Annuity with Payments for a Fixed Period: We will make periodic fixed dollar benefit payments for at least a fixed period. If the person on whose life benefit payments are based lives longer than the fixed period, then we will make payments until his or her death.

Joint and One-Half Survivor Annuity: We will make periodic payments until the death of the primary person on whose life benefit payments are based; thereafter, we will make one-half (1/2) of the periodic payment until the death of the secondary person on whose life benefit payments are based.

Any Other Form: We will make periodic payments in any other form of lifetime settlement option which is acceptable to us at the time of an election.

        The settlement option tables below show the guaranteed fixed dollar benefit payments we will make at monthly payment intervals for each $1,000. Amounts will vary with the payment interval and the sex and the age of the person on whose life benefit payments are based. The 1983 Individual Annuity Mortality Table with five year age setbacks, and with interest at the rate of 2.5% per year, compounded annually, is used to compute all guaranteed periodic payments under this Rider.

                                  LIFE ANNUITY
                          Monthly payments for each $1,000 applied.

------------------------- ---------- ----------- ---------- ----------- ---------- -----------
Male Lives
------------------------- ---------- ----------- ---------- ----------- ---------- -----------
    Age                      Age                    Age                    Age
------------- ----------- ---------- ----------- ---------- ----------- ---------- -----------
     55             3.98     60            4.42     65            5.00     70            5.81
              ----------- ---------- ----------- ---------- ----------- ---------- -----------
              ----------- ---------- ----------- ---------- ----------- ---------- -----------
     56             4.06     61            4.52     66            5.14     71            6.01
              ----------- ---------- ----------- ---------- ----------- ---------- -----------
              ----------- ---------- ----------- ---------- ----------- ---------- -----------
     57             4.14     62            4.63     67            5.29     72            6.22
              ----------- ---------- ----------- ---------- ----------- ---------- -----------
              ----------- ---------- ----------- ---------- ----------- ---------- -----------
     58             4.23     63            4.75     68            5.46     73            6.45
              ----------- ---------- ----------- ---------- ----------- ---------- -----------
              ----------- ---------- ----------- ---------- ----------- ---------- -----------
     59             4.32     64            4.87     69            5.63     74            6.69
------------- ----------- ---------- ----------- ---------- ----------- ---------- -----------



----------------------------------------------------------------------------------------------
Female Lives
----------------------------------------------------------------------------------------------
     Age                     Age                    Age                    Age
              --------------------------------------------------------------------------------

     55             3.62     60            3.97     65            4.44     70            5.08
              --------------------------------------------------------------------------------
              --------------------------------------------------------------------------------
     56             3.68     61            4.06     66            4.55     71            5.23
              --------------------------------------------------------------------------------
              --------------------------------------------------------------------------------
     57             3.75     62            4.15     67            4.67     72            5.40
              --------------------------------------------------------------------------------
              --------------------------------------------------------------------------------
     58             3.82     63            4.24     68            4.80     73            5.58
              --------------------------------------------------------------------------------
              --------------------------------------------------------------------------------
     59             3.90     64            4.34     69            4.94     74            5.77
----------------------------------------------------------------------------------------------


                                  LIFE ANNUITY
                    With Payments For At Least A Fixed Period
--------- ------------ ------------- ------------- -------------
  Male     60 Months    120 Months    180 Months    240 Months
--------- ------------ ------------- ------------- -------------
  Age
--------- ------------ ------------- ------------- -------------
   55            3.97          3.94          3.89          3.81
   56            4.05          4.01          3.96          3.87
   57            4.13          4.09          4.03          3.93
   58            4.22          4.17          4.10          3.99
   59            4.31          4.26          4.18          4.06
   60            4.40          4.35          4.26          4.12
   61            4.50          4.44          4.34          4.19
   62            4.61          4.54          4.42          4.25
   63            4.72          4.65          4.51          4.32
   64            4.84          4.76          4.61          4.39
   65            4.97          4.87          4.70          4.45
   66            5.11          4.99          4.80          4.52
   67            5.25          5.12          4.90          4.59
   68            5.41          5.26          5.00          4.65
   69            5.57          5.40          5.10          4.71
   70            5.75          5.54          5.21          4.77
   71            5.94          5.70          5.31          4.83
   72            6.13          5.85          5.41          4.89
   73            6.34          6.02          5.52          4.94
   74            6.56          6.18          5.62          4.98
--------- ------------ ------------- ------------- -------------

----------------------------------------------------------------
 Female    60 Months    120 Months   180 Months    240 Months
----------------------------------------------------------------
   Age
----------------------------------------------------------------
   55             3.62         3.61          3.58          3.55
   56             3.68         3.67          3.64          3.60
   57             3.75         3.73          3.70          3.66
   58             3.82         3.80          3.77          3.71
   59             3.89         3.87          3.83          3.77
   60             3.97         3.94          3.90          3.84
   61             4.05         4.02          3.98          3.90
   62             4.14         4.11          4.05          3.97
   63             4.23         4.19          4.13          4.03
   64             4.33         4.29          4.21          4.10
   65             4.43         4.38          4.30          4.17
   66             4.54         4.49          4.39          4.25
   67             4.66         4.60          4.49          4.32
   68             4.78         4.71          4.58          4.39
   69             4.91         4.83          4.69          4.47
   70             5.05         4.96          4.79          4.54
   71             5.20         5.09          4.90          4.61
   72             5.36         5.23          5.01          4.68
   73             5.53         5.38          5.12          4.75
   74             5.71         5.54          5.24          4.82
----------------------------------------------------------------


                             JOINT  AND  ONE-HALF   SURVIVOR   ANNUITY   Monthly
           payments for each $1,000 of proceeds by ages of persons named.*
------------ ------------------------------------------------------------------------------------
  Male                                     Female Secondary Age
Primary Age   60      61      62      63      64     65      66      67      68     69      70

    60        3.97    3.99    4.02    4.04    4.06   4.08    4.10    4.12    4.14   4.16    4.18
    61        4.03    4.05    4.07    4.10    4.12   4.15    4.17    4.19    4.21   4.23    4.25
    62        4.08    4.11    4.14    4.16    4.19   4.21    4.24    4.26    4.29   4.31    4.33
    63        4.14    4.17    4.20    4.23    4.25   4.28    4.31    4.34    4.36   4.39    4.41
    64        4.20    4.23    4.26    4.29    4.32   4.35    4.38    4.41    4.44   4.47    4.49
    65        4.26    4.30    4.33    4.36    4.39   4.43    4.46    4.49    4.52   4.55    4.58
    66        4.33    4.36    4.40    4.43    4.47   4.50    4.54    4.57    4.60   4.64    4.67
    67        4.39    4.43    4.47    4.50    4.54   4.58    4.61    4.65    4.69   4.72    4.76
    68        4.46    4.50    4.54    4.58    4.62   4.66    4.70    4.74    4.78   4.81    4.85
    69        4.53    4.57    4.61    4.65    4.70   4.74    4.78    4.82    4.87   4.91    4.95
    70        4.60    4.64    4.69    4.73    4.78   4.82    4.87    4.91    4.96   5.00    5.05

------------ ------ ------- ------- ------- ------- ------ ------- ------- ------- ------ -------
*Payments  after the death of the primary  payee will be  one-half  (1/2) of the amount shown.


           Monthly payments for each $1,000 of proceeds by ages of persons named.*
--------------------------------------------------------------------------------------------------
  Female                                     Male Secondary Age
Primary Age   60      61      62      63     64      65      66      67      68     69      70

    60         3.78    3.79    3.81    3.82   3.83    3.84    3.85    3.86    3.87   3.88    3.89
    61         3.84    3.85    3.87    3.88   3.89    3.91    3.92    3.93    3.94   3.95    3.96
    62         3.90    3.92    3.93    3.95   3.96    3.97    3.99    4.00    4.01   4.02    4.03
    63         3.96    3.98    4.00    4.01   4.03    4.04    4.06    4.07    4.09   4.10    4.11
    64         4.03    4.05    4.06    4.08   4.10    4.12    4.13    4.15    4.16   4.18    4.19
    65         4.09    4.11    4.13    4.15   4.17    4.19    4.21    4.23    4.24   4.26    4.27
    66         4.16    4.18    4.21    4.23   4.25    4.27    4.29    4.31    4.33   4.35    4.36
    67         4.23    4.26    4.28    4.31   4.33    4.35    4.37    4.39    4.42   4.43    4.45
    68         4.30    4.33    4.36    4.38   4.41    4.44    4.46    4.48    4.51   4.53    4.55
    69         4.38    4.41    4.44    4.47   4.49    4.52    4.55    4.58    4.60   4.62    4.65
    70         4.46    4.49    4.52    4.55   4.58    4.61    4.64    4.67    4.70   4.72    4.75

--------------------------------------------------------------------------------------------------

*Payments after the death of the primary payee will be one-half (1/2) of the amount shown.


        Upon request, we will provide information on the payments that we will make for other payment intervals, gender combinations, and ages.


COST OF RIDER. A Rider charge will be collected on each Contract Anniversary, on the date of a partial or full surrender, and on the Income Benefit Date, and will be deducted from the Account Value of the Contract. The charge will be deducted from the Sub-Accounts and Fixed Account Options under the Contract in the same proportion as the value of each Sub-Account and Fixed Account Option bears to the total Account Value of the Contract as of the date of the deduction.

        The amount of the Rider charge is equal to .30% of the greater of:

1)      the Income Benefit Value; or
2)      the Account Value of the Contract

as of each Contract Anniversary, as of the date of a full surrender, or as of the Income Benefit Date, whichever is applicable.

        The amount of the charge that will be deducted on the date of a partial surrender will be equal to .30% of the dollar amount of the decrease in the greater of:

1)      the Income Benefit Value; or
2)      the Account Value of the Contract

as of the date of the withdrawal.

SUCCESSOR OWNERSHIP.
If a surviving spouse of an owner becomes a Successor Owner of the Contract, he or she will have the option to:

1)      continue the Rider based on his or her age; or
2)      terminate the Rider as of the date successor ownership is elected.

        The surviving spouse must elect to continue or terminate the Rider at the time he or she elects to become a Successor Owner.

TERMINATION. This Rider will terminate without value when a change of ownership occurs under the Contract, when a surviving spouse elects to discontinue the Rider as described in the Successor Ownership provision of this Rider, or upon termination of the Contract, whichever comes first. This Rider will also terminate on the Income Benefit Date if the Income Benefit is not elected. This Rider, once issued, may not be terminated except as provided in this Termination provision.
                                      -5-